                                                                   EXHIBIT 3.01



                        RESTATED DECLARATION OF TRUST

                                      OF

                    CRESCENT REAL ESTATE EQUITIES COMPANY


         In accordance with Section 22.70 of the Texas Real Estate Investment Trust Act, as amended (the "Texas REIT Act"), the undersigned being the President of Crescent Real Estate Equities Company, a real estate investment trust under the Texas REIT Act, and being hereunto duly authorized, hereby executes the following Restated Declaration of Trust, hereby declaring that this instrument accurately copies the Declaration of Trust of Crescent Real Estate Equities Company and all amendments, supplements, modifications and corrections thereto in effect on the date hereof (the "Crescent Declaration of Trust") and contains no change in any provision of the Crescent Declaration of
Trust:


                                   ARTICLE I

                                      NAME

         The name of the trust (the "Trust") is Crescent Real Estate Equities Company. An assumed name certificate setting forth such name has been filed in the manner prescribed by law.


                                   ARTICLE II

                                    DURATION

         The duration of the Trust is perpetual.


                                  ARTICLE III

                              PURPOSES AND POWERS

         The Trust is formed pursuant to the Texas REIT Act and has the following as its purposes:

         To purchase, hold, lease, manage, sell, exchange, develop, subdivide and improve real property and interests in real property, and in general, to carry on any other business and do any other acts in connection with the foregoing and to have and exercise all powers conferred by the laws of the State of Texas now or hereafter in force upon real estate investment trusts formed under the Texas REIT Act, or any successor statute, in each case as the same may be amended, modified or supplemented from time to time, and to do any or all of the things hereinafter set forth or set forth in the Texas REIT Act, or any successor statute, in each case as the same may be amended, modified or supplemented from time to time, to the same extent as natural persons might or could do. The term "real property" and the term "interests in real property" for the purposes stated herein shall not include severed mineral, oil or gas royalty interests.

         Without in any manner limiting the generality of the foregoing, and in addition to all the powers conferred by the laws of the State of Texas now or hereafter in force upon real estate investment trusts formed under the Texas REIT Act, or any successor statute, in each case as the same may be amended, modified or supplemented from time to time, the Trust shall have the power (i) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of or deal with real and personal property directly or through one or more subsidiaries or affiliates; (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing; and (iii) in general, to possess and exercise all the purposes, powers, rights and privileges granted to, or conferred upon real estate investment trusts by the laws of the State of Texas now or hereafter in force, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the


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
purposes herein enumerated, implied or incidental to the powers or purposes herein specified, or which at any time may appear conducive to or expedient for the accomplishment of any such purposes.

         The foregoing shall, except where otherwise expressed, in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of this Declaration of Trust, or of any amendment hereto or restatement hereof, and shall each be regarded as independent, and shall each be construed as powers as well as purposes.


                                   ARTICLE IV

                      PRINCIPAL OFFICE AND RESIDENT AGENT

         The address of the initial principal office and place of business of the Trust is 777 Main Street, Suite 2100, Fort Worth, Texas. The address of the Trust's registered office is 777 Main Street, Suite 2100, Fort Worth, Texas, and the name of its registered agent at that address is David M. Dean.


                                   ARTICLE V

                            BOARD OF TRUST MANAGERS

         SECTION 5.1 Trust Managers.

         The name and business address of the Trust Manager is as follows:

              Name                                               Mailing Address
              ----                                               ---------------

      Gerald W. Haddock                                  777 Main Street, Suite 2100
                                                         Fort Worth, TX  76102

         SECTION 5.2 Number of Trust Managers.

         The initial number of Trust Managers of the Trust shall be one (1). From and after the date hereof, the number of Trust Managers of the Trust shall be fixed by, or in the manner provided in, the Bylaws of the Trust, and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws, but in no event shall there be less than one (1) or more than twenty-five (25) Trust Managers.

         SECTION 5.3 Classification of Board of Trust Managers.

         At such time as the Board of Trust Managers shall consist of three (3) or more Trust Managers, the Trust Managers, other than those who may be elected by the holders of any series of Preferred Shares, shall be divided into three classes, as nearly equal in number as possible. One class of Trust Managers initially shall have a term expiring at the first annual meeting of shareholders held after such division into classes, another class initially shall have a term expiring at the second annual meeting of shareholders held after such division into classes, and another class initially shall have a term expiring at the third annual meeting of shareholders held after such division into classes. Members of each class shall hold office until their respective successors are elected and qualified. At each succeeding annual meeting of the shareholders of the Trust, the successors of the class of Trust Managers whose term expires at that meeting shall be elected by a majority vote of all votes cast at such meeting, to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.





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
                                   ARTICLE VI

                               AUTHORIZED SHARES

         SECTION 6.1 Total Capitalization.

         The aggregate number of shares of beneficial interest of all classes of shares of beneficial interest that the Trust shall have authority to issue is Seven Hundred Million (700,000,000) shares, consisting of (i) One Hundred Million (100,000,000) preferred shares, par value $0.01 per share (the "Preferred Shares"); (ii) Two Hundred Fifty Million (250,000,000) common shares, par value $0.01 per share (the "Common Shares"); and (iii) Three Hundred Fifty Million (350,000,000) excess shares, par value $0.01 per share (the "Excess Shares"). The Preferred Shares and the Common Shares are sometimes referred to collectively herein as the "Equity Shares."

         SECTION 6.2 Preferred Shares.

         The Preferred Shares may be issued from time to time in one or more series as authorized by the Board of Trust Managers. Prior to the issuance of shares of each such series, the Board of Trust Managers, by resolution, shall fix the number of shares to be included in each series, and the terms, rights, restrictions and qualifications of the shares of each series. The authority of the Board of Trust Managers with respect to each series shall include, but not be limited to, determination of the following:

         (i) The designation of the series, which may be by distinguishing number, letter or title.

         (ii) The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

         (iii) The redemption rights, including conditions and the price or prices, if any, for shares of the series.

         (iv) The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

         (v) The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, and the relative rights of priority, if any, of payment of shares of the series.

         (vi) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Trust or any other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

         (vii) Restrictions on the issuance of shares of the same series or of any other class or series.

         (viii) The voting rights, if any, of the holders of shares of the series.

         (ix) Any other relative rights, preferences and limitations on that series.

         Subject to the express provisions of any other series of Preferred Shares then outstanding, and notwithstanding any other provision of this Declaration of Trust, the Board of Trust Managers may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Shares, by fixing or





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altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Shares.

         SECTION 6.3 Common Shares.

         (A) Common Shares Subject to Terms of Preferred Shares. The Common Shares shall be subject to the express terms of any series of Preferred Shares.

         (B) Dividend Rights. The holders of Common Shares shall be entitled to receive such dividends as may be declared by the Board of Trust Managers out of funds legally available therefor.

         (C) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets, of the Trust, the aggregate assets available for distribution to holders of Common Shares (including holders of Excess Shares resulting from the exchange of Common Shares pursuant to paragraph C of Section 6.4 hereof) shall be determined in accordance with applicable law. Except as provided below as a consequence of the limitations on distributions to holders of Excess Shares, each holder of Common Shares shall be entitled to receive, ratably with (i) each other holder of Common Shares and (ii) each holder of Excess Shares resulting from the exchange of Common Shares, that portion of such aggregate assets available for distribution as the number of outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares and Excess Shares resulting from the exchange of Common Shares then outstanding. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder of Excess Shares exceed (i) the price per share such holder paid for the Common Shares in the purported Transfer or Acquisition (as those terms are defined in paragraph A of Section 6.4) or change in capital structure or other transaction or event that resulted in the Excess Shares or (ii) if the holder did not give full value for such Excess Shares (as through a gift, a devise or other event or transaction) a price per share equal to the Market Price (as that term is defined in paragraph A of Section 6.4) for the Common Shares on the date of the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in such Excess Shares. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of Common Shares and other holders of Excess Shares resulting from the exchange of Common Shares to the extent permitted by the foregoing limitations.

         (D) Voting Rights. Except as may be provided in this Declaration of Trust, and subject to the express terms of any series of Preferred Shares, the holders of Common Shares shall have the exclusive right to vote on all matters (as to which a common shareholder shall be entitled to vote pursuant to applicable law) at all meetings of the shareholders of the Trust, and shall be entitled to one (1) vote for each Common Share entitled to vote at such meeting.

         SECTION 6.4 Restrictions on Ownership, Transfer, Acquisition and Redemption of Shares.

         (A) Definitions. For purposes of Sections 6.4 and 6.5, the following terms shall have the following meanings:

                 "Acquire" shall mean the acquisition of Beneficial or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or Constructive Owner. The terms "Acquires" and "Acquisition" shall have correlative meanings.

                 "Beneficial Ownership" shall mean ownership of Equity Shares by an individual who would be treated as an owner of such shares under Section 542(a)(2) of the Code, either directly or constructively through the application of Section 544, as modified by Section 856(h)(1)(B). For purposes of this definition, the term "individual" also shall include any organization, trust or other entity that is treated as an individual for purposes of





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
Section 542(a)(2) of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

                 "Beneficiary" shall mean a beneficiary of the Excess Shares Trust as determined pursuant to paragraph A of Section 6.5.

                 "Board of Trust Managers" shall mean the Board of Trust Managers of the Trust.

                 "Bylaws" shall mean the Bylaws of the Trust, as the same are in effect from time to time.

                 "Closing Price" on any day shall mean the last sale price, regular way on such day, or, if no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or if the affected class or series of Equity Shares is not so listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange (including the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System) on which the affected class or series of Equity Shares is listed or admitted to trading or, if the affected class or series of Equity Shares is not so listed or admitted to trading, the last quoted price or, if not quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal automated quotation system then in use or, if the affected class or series of Equity Shares is not so quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Trust Managers making a market in the affected class or series of Equity Shares, or, if there is no such market maker or such closing prices otherwise are not available, the fair market value of the affected class or series of Equity Shares as of such day, as determined by the Board of Trust Managers in its discretion.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

                 "Common Shares Ownership Limit" shall mean 8.0 percent of the outstanding Common Shares of the Trust, or, from and after the date hereof, such greater percentage of the outstanding Common Shares of the Trust as the Board of Trust Managers may establish pursuant to the authority expressly vested in the Board of Trust Managers in paragraph K of this Section 6.4 (but in no event to more than 9.9 percent of the outstanding Common Shares of the Trust, as so adjusted), subject to the limitations contained in paragraph L of this Section 6.4.

                 "Constructive Ownership" shall mean ownership of Equity Shares by a Person who would be treated as an owner of such shares, either actually or constructively, directly or indirectly, through the application of Section 318 of the Code, as modified by Section 856(d)(5) thereof. The terms "Constructive Owner," "Constructively Own," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

                 "Equity Shares" shall mean collectively shares of the Trust that are either Common Shares or Preferred Shares.

                 "Excess Shares Trust" shall mean the trust created pursuant to paragraph A of Section 6.5.

                 "Excess Shares Trustee" shall mean the Trust as trustee for the Excess Shares Trust, and any successor trustee appointed by the Trust.





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                 "Existing Holder" shall mean collectively Richard E. Rainwater and any sibling (whether by the whole or half blood), spouse, ancestor or lineal descendant thereof (provided that in the event the definition of "Family" pursuant to Section 544(a)(2) of the Code shall be amended, the foregoing definition shall be deemed to be similarly amended).

                 "Existing Holder Limit" shall mean initially 9.5 percent of the outstanding Common Shares of the Trust, or, from and after the date hereof, such lesser percentage of the outstanding Common Shares of the Trust as the Board of Trust Managers may establish from time to time pursuant to the authority expressly vested in the Board of Trust Managers in paragraph J of this Section 6.4, subject to the limitations contained in paragraph L of this
Section 6.4. For purposes of the application of the Existing Holder Limit, the Existing Holder shall be deemed to own the sum of (a) the Common Shares Beneficially or Constructively Owned by the Existing Holder and (b) the Common Shares the Existing Holder would Beneficially or Constructively Own upon exercise of any conversion right, option or other right (without regard to any temporal restrictions on the exercise thereof) to directly or indirectly Acquire Beneficial or Constructive Ownership of Common Shares. For purposes of determining the Existing Holder Limit, the Common Shares outstanding shall be deemed to include the maximum number of shares that the Existing Holder may Beneficially and Constructively Own pursuant to any conversion right, option or other right (without regard to any temporal restrictions on the exercise thereof). From and after the date hereof and prior to the Restriction Termination Date, the Secretary of the Trust, or such other person as shall be designated by the Board of Trust Managers, shall maintain and, upon request, make available to the Existing Holder or the Board of Trust Managers, a schedule which sets forth the then-current Existing Holder Limit.

                 "Market Price" on any day shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding such day (or those days during such 10-day period for which Closing Prices are available).

                 "Ownership Limit" shall mean the Common Shares Ownership Limit or the Preferred Shares Ownership Limit, or both, as the context may require.

                 "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participated in a public offering of Equity Shares for a period of sixty (60) days following the purchase by such underwriter of such Equity Shares therein, provided that the foregoing exclusion shall apply only if the ownership of such Equity Shares by an underwriter or underwriters participating in a public offering would not cause the Trust to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(a) of the Code or otherwise cause the Trust to fail to qualify as a REIT.

                 "Preferred Shares Ownership Limit" shall mean 9.9 percent of the outstanding shares of a particular series of Preferred Shares of the Trust.

                 "Purported Beneficial Holder" shall mean, with respect to any event or transaction other than a purported Transfer or Acquisition which results in Excess Shares, the Person for whom the applicable Purported Record Holder held the Equity Shares that were, pursuant to paragraph C of this
Section 6.4, automatically exchanged for Excess Shares upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

                 "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer or Acquisition which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares if such Transfer or Acquisition had been valid under paragraph B of this Section 6.4. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.





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
                 "Purported Record Holder" shall mean, with respect to any event or transaction other than a purported Transfer or Acquisition which results in Excess Shares, the record holder of the Equity Shares that were, pursuant to paragraph C of this Section 6.4, automatically exchanged for Excess Shares upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

                 "Purported Record Transferee" shall mean, with respect to any purported Transfer or Acquisition which results in Excess Shares, the record holder of the Equity Shares if such Transfer had been valid under paragraph B of this Section 6.4. The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

                 "REIT" shall mean a real estate investment trust under Sections 856 through 860 of the Code.

                 "Restriction Termination Date" shall mean the first day after the date hereof on which the Board of Trust Managers and the shareholders of the Trust determine that it is no longer in the best interests of the Trust to attempt, or continue, to qualify as a REIT.

                 "Trading Day" shall mean a day on which the principal national securities exchange on which the affected class or series of Equity Shares is listed or admitted to trading is open for the transaction of business or, if the affected class or series of Equity Shares is not listed or admitted to trading, shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                 "Transfer" shall mean any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Equity Shares or the right to vote or receive dividends on Equity Shares (including (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares (including the Exchange Rights, granted under the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership, as the same may be amended or restated from time to time, to the limited partners thereunder, to acquire Common Shares), whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms "Transfers," "Transferred" and "Transferable" shall have correlative meanings.

         (B)  Ownership and Transfer Limitations.

                 (1) Notwithstanding any other provision of this Declaration of Trust, except as provided in paragraph I of this Section 6.4 and Section 6.6, from and after the effective time of the merger of Crescent Real Estate Equities, Inc. and CRE Limited Partner, Inc. with and into the Trust and prior to the Restriction Termination Date, (i) no Person (other than the Existing Holder) shall Beneficially or Constructively Own Common Shares in excess of the Common Shares Ownership Limit; (ii) the Existing Holder shall not Beneficially or Constructively Own Common Shares in excess of the Existing Holder Limit; and
(iii) no Person shall Beneficially or Constructively Own shares of any series of Preferred Shares in excess of the Preferred Shares Ownership Limit.

                 (2) Notwithstanding any other provision of this Declaration of Trust, except as provided in paragraph I of this Section 6.4 and Section 6.6, from and after the date hereof and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would result in any Person (other than the Existing Holder) Beneficially or Constructively Owning Equity Shares in excess of the applicable Ownership Limit shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would otherwise be Beneficially or Constructively Owned by such Person in excess of the applicable Ownership Limit, and none of the Purported Beneficial Transferee, the Purported





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
Record Transferee, the Purported Beneficial Holder or the Purported Record Holder, as applicable, shall acquire any rights in that number of Equity Shares.

                 (3) Notwithstanding any other provision of this Declaration of Trust, except as provided in Paragraph I of this Section 6.4 and in Section 6.6, from and after the date hereof and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership of Common Shares and/or Preferred Shares or other event or transaction that, if effective, would result in the Existing Holder Beneficially or Constructively Owning (i) Common Shares in excess of the Existing Holder Limit or (ii) Preferred Shares in excess of the Preferred Shares Ownership Limit shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in the Beneficial or Constructive Ownership or other event or transaction with respect to that number of Common Shares which otherwise would be Beneficially or Constructively Owned by the Existing Holder in excess of the Existing Holder Limit and/or that number of Preferred Shares which otherwise would be Beneficially or Constructively Owned by the Existing Holder in excess of the Preferred Shares Ownership Limit, as the case may be, and the Existing Holder shall acquire no rights in that number of Common Shares and/or Preferred Shares.

                 (4) Notwithstanding any other provision of this Declaration of Trust, except as provided in Section 6.6, from and after the date hereof and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership (including actual ownership) of Equity Shares or other event or transaction that, if effective, would result in the Equity Shares being actually owned by fewer than one hundred (100) Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership (including actual ownership) or other event or transaction with respect to that number of Equity Shares which otherwise would be owned by the transferee, and the intended transferee or subsequent owner (including a Beneficial or Constructive Owner) shall acquire no rights in that number of Equity Shares.

                 (5) Notwithstanding any other provision of this Declaration of Trust, except as provided in Section 6.6, from and after the date hereof and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would cause the Trust to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Trust to fail to qualify as a REIT shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Trust to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

                 (6) Notwithstanding any other provision of this Declaration of Trust, except as provided in Section 6.6, from and after the date hereof and prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would (i) cause the Trust to own (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code and
(ii) cause the Trust to fail to satisfy any of the gross income requirements of
Section 856(c) of the Code, shall be void ab initio as to the Transfer, Acquisition, change in capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Trust to own an interest (directly or Constructively) in a tenant that is described in
Section 856(d)(2)(B) of the Code, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

                 (7) It is expressly intended that the restrictions on ownership and transfer described in this Section 6.4(B) shall apply to the exchange rights provided in Section 8.6 of the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership, as the same has been and may from time to time hereafter be amended, modified or supplemented (the "Crescent Partnership Agreement"), of Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership ("Crescent Partnership"). Notwithstanding any of the provisions of the Crescent Partnership Agreement to the contrary, a partner of Crescent Partnership shall not be entitled to effect an exchange of an interest in Crescent Partnership into Common Shares if the Beneficial or Constructive Ownership of such Common Shares would be prohibited under the provisions of this Section 6.4(B).

         (C)  Exchange for Excess Shares.

                 (1) If, notwithstanding the other provisions contained in this Article VI, at any time from and after the date hereof and prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction such that (i) any Person (other than the Existing Holder) would Beneficially or Constructively Own Equity Shares in excess of the applicable Ownership Limit or (ii) the Existing Holder would Beneficially or Constructively Own Common Shares in excess of the Existing Holder Limit or any series of Preferred Shares in excess of the Preferred Shares Ownership Limit, then, except as otherwise provided in paragraph I of this Section 6.4, such number of Equity Shares (rounded up to the next whole number of shares) in excess of the applicable Ownership Limit or the Existing Holder Limit, as the case may be, automatically shall be exchanged for an equal number of Excess Shares having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VI requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer, Acquisition, change in capital structure, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction.

                 (2) If, notwithstanding the other provisions contained in this Article VI, at any time from and after the date hereof and prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (2), (3), (4), (5) and (6) of paragraph B of this Section 6.4 or, directly or indirectly, would for any reason cause the Trust to fail to qualify as a REIT, then the number of Equity Shares (rounded up to the next whole number of shares) being Transferred or Acquired or which are otherwise affected by the change in capital structure or other purported change in Beneficial or Constructive Ownership or other event or transaction and which would result in a violation of any of the restrictions described in subparagraphs (2), (3), (4), (5) and (6) of paragraph B of this
Section 6.4 or, directly or indirectly, would for any reason cause the Trust to fail to qualify as a REIT, automatically shall be exchanged for an equal number of Excess Shares having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VI requires different terms. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported Transfer, Acquisition, change in capital structure, or other purported change in Beneficial or Constructive Ownership or other event or transaction.

                 (3) The Board of Trust Managers recognizes that Section 6.4(C)(1) or Section 6.4(C)(2) may become operative because of the purported ownership of Equity Shares by two or more (i) partners of a partnership, (ii) shareholders of a corporation or (iii) members of any other Person. In such event, the Board of Trust Managers shall have the authority in its sole, complete and absolute discretion to determine the number of Equity Shares and the identity of the Equity Shares of each partner, shareholder or member that automatically shall be exchanged for an equal number of Excess Shares.

         (D) Remedies For Breach. If the Board of Trust Managers or its designee shall at any time determine in good faith that a Transfer, Acquisition, or change in the capital structure of the Trust or other purported change in Beneficial or Constructive Ownership or other event or transaction has taken place in violation of paragraph B of this Section 6.4 or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Equity Shares in violation of paragraph B of this Section 6.4, the Board of Trust Managers or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, or change in the capital structure of the Trust, or other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction, including, but not limited to, refusing to give effect thereto on the books of the Trust or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Trust, attempted Transfer, or other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or event or transaction in violation of subparagraphs (2), (3), (4), (5) or (6) of paragraph B of this
Section 6.4 (as applicable) shall be void ab initio and, where applicable, automatically shall result in the exchange described in paragraph C of this
Section 6.4, irrespective of any action (or inaction) by the Board of Trust Managers or its designee.

         (E) Notice of Restricted Transfer. Any Person who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Equity Shares in violation of paragraph B of this Section 6.4 and any Person who Beneficially or Constructively Owns Excess Shares as a transferee of Equity Shares resulting in an exchange for Excess Shares, pursuant to paragraph C of this Section 6.4, or otherwise, immediately shall give written notice to the Trust, or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Trust, of such event and shall promptly provide to the Trust such other information as the Trust, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, attempted Transfer, Acquisition, attempted Acquisition or other purported change in Beneficial or Constructive Ownership on the Trust's status as a REIT.

         (F) Owners Required To Provide Information. From and after the date hereof and prior to the Restriction Termination Date:

                 (1) Every Beneficial or Constructive Owner of more than 5 percent, or such lower percentage or percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Trust Managers in its sole discretion, of the outstanding shares of any class or series of Equity Shares of the Trust annually shall, no later than January 31 of each calendar year, give written notice to the Trust stating (i) the name and address of such Beneficial or Constructive Owner; (ii) the number of shares of each class or series of Equity Shares Beneficially or Constructively Owned; and (iii) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Trust such additional information as the Trust, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Trust's status as a REIT and to ensure compliance with the applicable Ownership Limit or the Existing Holder Limit and other restrictions set forth herein.

                 (2) Each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the shareholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner promptly shall provide to the Trust such information as the Trust, in its sole discretion, may request in order to determine the Trust's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the applicable Ownership Limit or the Existing Holder Limit and other restrictions set forth herein.

         (G) Remedies Not Limited. Nothing contained in this Article VI except Section 6.6 hereof shall limit the scope or application of the provisions of this Section 6.4, the ability of the Trust to implement or enforce compliance with the terms thereof or the authority of the Board of Trust Managers to take any such other action or actions as it may deem necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust's status as a REIT and to ensure compliance with the applicable Ownership Limit or the Existing Holder Limit and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Trust.

         (H) Ambiguity. In the case of ambiguity in the application of any of the provisions of this Section 6.4, including any definition contained in paragraph A hereof, the Board of Trust Managers shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 6.4 with respect to any situation, based on the facts known to it.

         (I) Exceptions. The Board of Trust Managers, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel, or other evidence satisfactory to the Board of Trust Managers, in its sole discretion, in each case to the effect that the restrictions contained in subparagraphs
(4), (5) and (6) of paragraph B of this Section 6.4 will not be violated, may waive or change, in whole or in part, the application of the applicable Ownership Limit with respect to any Person that is not an individual, as such term is defined in Section 542(a)(2) of the Code. In connection with any such waiver or change, the Board of Trust Managers may require such representations and undertakings from such Person or affiliates and may impose such other conditions, as the Board deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Equity Shares on the Trust's status as a REIT.

         (J) Reduction of Existing Holder Limit. The Board of Trust Managers is hereby expressly vested with the full power and authority to reduce the Existing Holder Limit as in effect from time to time on and after the date hereof, with the written consent of Richard E. Rainwater or his successor-in-interest or designee. No such reduction shall constitute or be deemed to constitute an amendment of this Declaration of Trust, and shall take effect automatically without any action on the part of any shareholder as of the date specified by the Board of Trust Managers that is subsequent to the Board resolution approving and effecting such reduction.

         (K) Increase in Common Shares Ownership Limit. Subject to the limitations contained in paragraph L of this Section 6.4, the Board of Trust Managers is hereby expressly vested with the full power and authority from time to time to increase the Common Shares Ownership Limit. No such increase shall constitute or be deemed to constitute an amendment of this Declaration of Trust, and shall take effect automatically without any action on the part of any shareholder as of the date specified by the Board of Trust Managers that is subsequent to the Board resolution approving and effecting such reduction.

         (L)  Limitations on Modifications.

                 (1) The Ownership Limit for a class or series of Equity Shares may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation the Trust would be "closely held" within the meaning of Section 856(h) of the Code (assuming ownership of Equity Shares by all Persons (other than the Existing Holder) equal to the greatest of (i) the actual ownership, (ii) the Beneficial Ownership of Equity Shares by each Person, or (iii) the applicable Ownership Limit with respect to such Person, and assuming the ownership by the Existing Holder of Common Shares equal to the Existing Holder Limit and shares of any series of Preferred Shares equal to the Preferred Shares Ownership Limit).

                 (2) Prior to any modification of the Ownership Limit or the Existing Holder Limit with respect to any Person, the Board of Trust Managers may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Trust's status as a REIT.

                 (3) Neither the Common Shares Ownership Limit nor the Preferred Shares Ownership Limit may be increased to a percentage that is greater than 9.9 percent.

                 (4)  The Existing Holder Limit may not be increased.

         (M) Legend. Each certificate for Equity Shares shall bear substantially the following legend:

                          "The securities represented by this certificate are
                 subject to the restrictions on transfer and ownership for the purpose of maintenance of the Trust's status as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Declaration of Trust of the Trust, no Person may (i) Beneficially or Constructively Own Common Shares of the Trust in excess of 8.0 percent (or such greater percent as may be determined by the Board of Trust Managers of the Trust) of the outstanding Common Shares (except in such circumstances as the Existing Holder Limit shall apply); (ii) Beneficially or Constructively Own shares of any series of Preferred Shares of the Trust in excess of 9.9 percent of the outstanding shares of such series of Preferred Shares; or (iii) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Trust being "closely held" under Section 856(h) of the Code or which otherwise would cause the Trust to fail to qualify as a REIT. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Shares and/or Preferred Shares in excess of the above limitations and any Person who Beneficially or Constructively Owns Excess Shares as a transferee of Common Shares or Preferred Shares resulting in an exchange for Excess Shares (as described below) immediately must notify the Trust in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in the Beneficial or Constructive Ownership, must give written notice to the Trust at least fifteen (15) days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Shares and/or Preferred Shares or other event which results in violation of the ownership or transfer limitations set forth in the Declaration of Trust of the Trust shall be void ab initio and the Purported Beneficial and Record Transferee shall not have or acquire any rights in such Common Shares and/or Preferred Shares. If the transfer and ownership limitations referred to herein are violated, the Common Shares or Preferred Shares represented hereby automatically will be exchanged for Excess Shares to the extent of violation of such limitations, and such Excess Shares will be held in trust by the Trust, all as provided by the Declaration of Trust of the Trust. All defined terms used in this legend have the meanings identified in the Declaration of Trust of the Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests."

         SECTION 6.5      Excess Shares.

                 (A) Ownership In Trust. Upon any purported Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in the Beneficial or Constructive Ownership or event or transaction that results in Excess Shares pursuant to paragraph C of Section 6.4, such Excess Shares shall be deemed to have been transferred to the Trust, as Excess Shares Trustee of an Excess Shares Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to paragraph E of this Section 6.5. Excess Shares so held in trust shall be issued and outstanding shares of the Trust. The Purported Record Transferee (or Purported Record Holder) shall have no rights in such Excess Shares except the right to designate a transferee of such Excess Shares upon the terms specified in paragraph E of this Section 6.5. The Purported Beneficial Transferee (or Purported Beneficial Holder) shall have no rights in such Excess Shares except as provided in paragraphs C and E of this Section 6.5.

                 (B) Dividend Rights. Excess Shares shall not be entitled to any dividends or distributions (except as provided in Paragraph C of this Section 6.5). Any dividend or distribution paid prior to the discovery by the Trust that the Equity Shares have been exchanged for Excess Shares shall be repaid to the Trust upon demand, and any dividend or distribution declared but unpaid at the time of such discovery shall be void ab initio with respect to such Excess Shares.

                 (C)  Rights Upon Liquidation.

                          (1)  Except as provided below, in the event of any
voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Trust, each holder of Excess Shares resulting from the exchange of Preferred Shares of any specified series shall be entitled to receive, ratably with each other holder of Excess Shares resulting from the exchange of Preferred Shares of such series and each holder of Preferred Shares of such series, such accrued and unpaid dividends, liquidation preferences and other preferential payments, if any, as are due to holders of Preferred Shares of such series. In the event that holders of shares of any series of Preferred Shares are entitled to participate in the Trust's distribution of its residual assets, each holder of Excess Shares resulting from the exchange of Preferred Shares of any such series shall be entitled to participate, ratably with (i) each other holder of Excess Shares resulting from the exchange of Preferred Shares of all series entitled to so participate; (ii) each holder of Preferred Shares of all series entitled to so participate; and (iii) each holder of Common Shares resulting from the exchange of Common Shares (to the extent permitted by paragraph C of Section 6.4 hereof), that portion of the aggregate assets available for distribution (determined in accordance with applicable law) as the number of such Excess Shares held by such holder bears to the total number of (i) outstanding Excess Shares resulting from the exchange of Preferred Shares of all series entitled to so participate; (ii) outstanding Preferred Shares of all series entitled to so participate; and (iii) outstanding Common Shares and Excess Shares resulting from the exchange of Common Shares. The Trust, as holder of Excess Shares in trust, or, if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute ratably to the Beneficiaries of the Excess Shares Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up, or any distribution of the assets, of the Trust. Anything to the contrary herein notwithstanding, in no event shall the amount payable to a holder with respect to Excess Shares resulting from the exchange of Preferred Shares exceed (i) the price per share such holder paid for the Preferred Shares in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Shares or the price per share such holder paid for the Preferred Shares that were exchanged for the Excess Shares or (ii) if the holder did not give full value for such Excess Shares (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Preferred Shares on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Excess Shares or the Market Price for the Preferred Shares on the date they were exchanged for the Excess Shares. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of Preferred Shares and Excess Shares resulting from the exchange of Preferred Shares to the extent permitted by the foregoing limitations.

                          (2)  Except as provided below, in the event of any
voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Trust, each holder of Excess Shares resulting from the exchange of Common Shares shall be entitled to receive, ratably with (i) each other holder of such Excess Shares and (ii) each holder of Common Shares, that portion of the aggregate assets available for distribution to holders of Common Shares (including holders of Excess Shares resulting from the exchange of Common Shares pursuant to paragraph C of Section
6.4 hereof), determined in accordance with applicable law, as the number of such Excess Shares held by such holder bears to the total number of outstanding Common Shares and outstanding Excess Shares resulting from the exchange of Common Shares then outstanding. The Trust, as holder of the Excess Shares in trust, or, if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute ratably to the Beneficiaries of the Excess Shares Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up, or any distribution of the assets, of the Trust. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder with respect to Excess Shares exceed (i) the price per share such holder paid for the Equity Shares in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Shares or the price per share such holder paid for the Equity Shares that were exchanged for the Excess Shares or (ii) if the holder did not give full value for such Excess Shares (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Equity Shares on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Excess Shares or the Market Price for the Equity Shares on the date they were exchanged for the Excess Shares. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of Common Shares and Excess Shares resulting from the exchange of Common Shares to the extent permitted by the foregoing limitations.

                 (D) Voting Rights. The holders of Excess Shares shall not be entitled to vote on any matters (except as required by the Texas REIT Act).

                 (E)  Restrictions on Transfer; Designation of Beneficiary.

                          (1)  Excess Shares shall not be Transferable.  The
Purported Record Transferee (or Purported Record Holder) may freely designate a Beneficiary of its interest in the Excess Shares Trust (representing the number of Excess Shares held by the Excess Shares Trust attributable to the purported Transfer that resulted in the Excess Shares), if (i) the Excess Shares held in the Excess Shares Trust would not be Excess Shares in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee (or Purported Beneficial Holder) does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Shares that exceeds (x) the price per share such Purported Beneficial Transferee (or Purported Beneficial Holder) paid for the Equity Shares in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Shares or the price per share paid for the Equity Shares that were exchanged for the Excess Shares or (y) if the Purported Beneficial Transferee (or Purported Beneficial Holder) did not give value for such Excess Shares (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Equity Shares on the date of the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Shares or the Market Price for the Equity Shares on the date they were exchanged for the Excess Shares. Upon such Transfer of an interest in the Excess Shares Trust, the corresponding Excess Shares in the Excess Shares Trust automatically shall be exchanged for an equal number of Equity Shares (depending on the type and class of shares that originally were exchanged for such Excess Shares) and such Equity Shares shall be transferred of record to the Beneficiary of the interest in the Excess Shares Trust designated by the Purported Record Transferee (or Purported Record Holder), as described above, if such Equity Shares would not be Excess Shares in the hands of such Beneficiary. Prior to any Transfer of any interest in the Excess Shares Trust, the Purported Record Transferee (or Purported Record Holder) must give written notice to the Trust of the intended Transfer and the Trust must have waived in writing its purchase rights under paragraph F of this
Section 6.5.

                          (2)  Notwithstanding the foregoing, if a Purported
Beneficial Transferee (or Purported Beneficial Holder) receives a price for designating a Beneficiary of an interest in the Excess Shares Trust that exceeds the amounts allowable under subparagraph (1) of this paragraph E, such Purported Beneficial Transferee (or Purported Beneficial Holder) shall pay, or cause the Beneficiary of the interest in the Excess Shares Trust to pay, such excess in full to the Trust.

                          (3)  If any of the Transfer restrictions set forth in
this paragraph E or any application thereof is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Purported Record Transferee (or Purported Record Holder) may be deemed, at the option of the Trust, to have acted as the agent of the Trust in acquiring the Excess Shares as to which such restrictions would otherwise, by their terms, apply, and to hold such Excess Shares on behalf of the Trust.

         (F) Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Trust or its designee at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a devise or gift or event other than a Transfer or Acquisition which results in the issuance of Excess Shares, the Market Price at the time of such devise or gift or event other than a Transfer or Acquisition which results in the issuance of Excess Shares) or (ii) the Market Price of the Equity Shares exchanged for such Excess Shares on the date the Trust or its designee accepts such offer. The Trust and its assignees shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the purported Transfer, Acquisition, change in capital structure of the Trust, or purported change in Beneficial or Constructive Ownership or other event or transaction which resulted in such Excess Shares and (ii) the date on which the Board of Trust Managers determines in good faith that a Transfer, Acquisition, change in capital structure of the Trust, or purported change in Beneficial or Constructive Ownership or other event or transaction resulting in Excess Shares has occurred, if the Trust does not receive a notice pursuant to paragraph E of
Section 6.4, but in no event later than a permitted Transfer pursuant to, and in compliance with, the terms of paragraph E of this Section 6.5.

         (G) Remedies Not Limited. Nothing contained in this Article VI except Section 6.6 hereof shall limit the scope or application of the provisions of this Section 6.5, the ability of the Trust to implement or enforce compliance with the terms hereof or the authority of the Board of Trust Managers to take any such other action or actions as it may deem necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust's status as a REIT and to ensure compliance with the applicable Ownership Limits and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Trust.

         (H) Authorization. At such time as the Board of Trust Managers authorizes a series of Preferred Shares pursuant to Section 6.2 of this Article VI, without any further or separate action of the Board of Trust Managers, there shall be deemed to be authorized a series of Excess Shares consisting of the number of shares included in the series of Preferred Shares so authorized and having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VI requires different terms.

         SECTION 6.6      Settlements.

         Nothing in Sections 6.4 and 6.5 shall preclude the settlement of any transaction with respect to the Common Shares entered into through the facilities of the New York Stock Exchange.

         SECTION 6.7      Issuance of Rights to Purchase Securities and Other
Property.

         Subject to the rights of the holders of any series of Preferred Shares, the Board of Trust Managers is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or non-pro rata basis) by the Trust of rights, options or warrants for the purchase of Equity Shares of the Trust as that term is defined in paragraph A of Section 6.4, other securities of the Trust, or shares or other securities of any successor in interest of the Trust (a "Successor"), at such times, in such amounts, to such persons, for such consideration (if any), with such form and content (including without limitation the consideration for which any Equity Shares of the Trust, other securities of the Trust, or shares or other securities of any Successor are to be issued) and upon such terms and conditions as it may, from time to time, determine, subject only to the restrictions, limitations, conditions and requirements imposed by the Texas REIT Act, other applicable laws and this Declaration of Trust. Without limiting the generality of the foregoing, the authority granted hereby includes the authority to adopt a "rights plan" or similar plan that treats shareholders in a discriminatory or non pro rata manner, based upon the number of shares owned thereby or otherwise.

         SECTION 6.8      Severability.

         If any provision of this Article VI or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remainder of this Article VI shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         SECTION 6.9      Waiver.

         The Trust shall have authority at any time to waive the requirements that Excess Shares be issued or be deemed outstanding in accordance with the provisions of this Article VI if the Trust determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Excess Shares or the fact that such Excess Shares are deemed to be outstanding, would jeopardize the status of the Trust as a REIT (as that term is defined in paragraph A of Section 6.4).

         SECTION 6.10    Management of Money and Property Received for Shares.

         The Trust Managers shall manage all money and property received for the issuance of shares for the benefit of the shareholders of the Trust.

         SECTION 6.11    Commencement of Business.

         The Trust will not commence business until it has received for the issuance of shares of beneficial interest consideration of at least $1,000 value, consisting of any tangible or intangible benefit to the Trust, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Trust.

                                  ARTICLE VII

                     MATTERS RELATING TO THE POWERS OF THE
                 TRUST AND ITS TRUST MANAGERS AND SHAREHOLDERS

         The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Trust and of the trust managers and shareholders thereof:

         SECTION 7.1      Matters Relating to the Board of Trust Managers.

                 (A)      Authority as to Bylaws.  Except as provided in
Section 7.2(E) hereof, the Trust Managers of the Trust shall have exclusive authority to amend or repeal the Bylaws of the Trust, or to adopt new Bylaws.

                 (B) Authority as to Share Issuances. The Board of Trust Managers of the Trust may authorize the issuance, from time to time, of its shares of beneficial interest of any class or series, whether now or hereafter authorized, or securities convertible into shares now or hereafter authorized, for such consideration as the Board of Trust Managers may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or the Bylaws of the Trust or in the laws of the State of Texas. The Board of Trust Managers may classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares.

                 (C) Manner of Election. Unless and except to the extent that the Bylaws of the Trust shall so require, the election of trust managers of the Trust need not be by written ballot.

                 (D) Removal of Trust Managers. Subject to the rights of the holders of any series of Preferred Shares to elect additional trust managers (or remove such additional trust managers, once elected) under specified circumstances, any trust manager may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of 80 percent of the then-outstanding Equity Shares entitled to vote generally in the election of trust managers (the "Voting Shares"), voting together as a single class.

                 (E) Permissible Criteria for Consideration of Best Interests. In determining what is in the best interest of the Trust, a trust manager of the Trust shall consider all of the relevant factors, which may include (i) the immediate and long-term effects of the transaction on the Trust's shareholders, including shareholders, if any, who do not participate in the transaction; (ii) the social and economic effects of the transaction on the Trust's employees, suppliers, creditors and customers and others dealing with the Trust and on the communities in which the Trust operates and is located;
(iii) whether the transaction is acceptable, based on the historical and current operating results and financial condition of the Trust; (iv) whether a more favorable price could be obtained for the

Trust's shares or other securities in the future; (v) the future value of the Trust's securities; (vii) any legal or regulatory issues raised by the transaction; and (viii) the business and financial condition and earnings prospects of the other party or parties to the proposed transaction including, without limitation, debt service and other existing financial obligations, financial obligations to be incurred in connection with the transaction, and other foreseeable financial objections of such other party or parties.

                 (F) Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trust Managers consistent with the Declaration of Trust of the Trust and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Trust and every holder of its shares: (i) the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its shares or the payment of other distributions on its shares; (ii) the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves shall have been created shall have been paid or discharged); (iii) the fair value, or any sale, bid or asked priced to be applied in determining the fair value, of any asset owned or held by the Trust; and (iv) any matters relating to the acquisition, holding and disposition of any assets by the Trust.

                 (G) Reserved Powers of Board. The enumeration and definition of particular powers of the Board of Trust Managers included in this
Article VII shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of the Declaration of Trust of the Trust, or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trust Managers under the laws of the State of Texas as now or hereafter in force.

                 (H) Alteration of Authority Granted to the Board of Trust Managers. The affirmative vote of that proportion of the then-outstanding Voting Shares necessary to approve an amendment to this Declaration of Trust pursuant to the Texas REIT Act, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Section 7.1 of this Article VII.

                 (I) REIT Qualification. The Board of Trust Managers shall use its best efforts to cause the Trust and its shareholders to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to REITs (as those terms are defined in paragraph A of Section
6.4 hereof).   In furtherance of the foregoing, the Board of Trust Managers shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Trust as a REIT; provided, however, that in the event that the Board of Trust Managers determines, in its sole discretion, that it no longer is in the best interests of the Trust to qualify as a REIT, the Board of Trust Managers shall take such actions as are required by the Code, the Texas REIT Act and other applicable law, to cause the matter of termination of qualification as a REIT (as that term is defined in paragraph A of Section 6.4) to be submitted to a vote of the shareholders of the Trust pursuant to paragraph A of Section 7.2.

         SECTION 7.2      Matters Relating to the Shareholders.

         (A) Liability of Shareholders. A holder of Equity Shares, or an owner of any beneficial interest in Equity Shares, of the Trust is not under an, and shall not have any, obligation or liability of any nature whatsoever to the Trust or to its obligees with respect to: (i) the Equity Shares other than the obligation to pay to the Trust the full amount of the consideration, fixed in compliance with the Texas REIT Act, for which the Equity Shares were issued;
(ii) any contractual obligation of the Trust on the basis that the holder or owner is or was the alter ego of the Trust, or on the basis of actual fraud or constructive fraud, a sham to perpetrate a fraud, or other similar theory; or
(iii) any obligation of the Trust on the basis of the failure of the Trust to observe any formality, including the failure to (1) comply with any requirement of the Texas REIT Act or of this Declaration of Trust or of the Bylaws of the Trust; or (2) observe any requirement prescribed by the Texas REIT Act or by this Declaration of Trust or the Bylaws of the Trust for acts taken by the Trust, its Trust Managers, or its shareholders.

         (B) Termination of REIT Status. Anything contained in this Declaration of Trust to the contrary notwithstanding, the affirmative vote of the holders of a majority of the then-outstanding Voting Shares, voting as a single class, and the approval of the Board of Trust Managers, shall be required to terminate voluntarily the Trust's status as a REIT (as that term is defined in paragraph A of Section 6.4).

         (C) No Cumulative Rights. Except as may be expressly provided with respect to any class or series of Preferred Shares, shareholders of the Trust shall not have cumulative voting rights in the election of trust managers.

         (D) No Preemptive Rights. Except as may be expressly provided with respect to any class or series of Preferred Shares, no holders of shares of the Trust, of whatever class or series, shall have any preferential right of subscription for the purchase of any shares of any class or series or for the purchase of any securities convertible into shares of any class or series of the Trust other than such rights, if any, as the Board of Trust Managers, in its sole discretion, may determine, and for such consideration as the Board of Trust Managers, in its sole discretion, may fix; and except as may be expressly provided with respect to any class or series of Preferred Shares, any shares of any class or series of convertible securities which the Board of Trust Managers may determine to offer for subscription to the holders of shares may, as the Board of Trust Managers shall determine in its sole discretion, be offered to holders of any then-existing class, classes or series of shares or other securities to the exclusion of holders of any or all other then-existing classes or series of securities.

         (E) Authority as to Bylaws. The shareholders of the Trust shall have no authority to amend or repeal the Bylaws of the Trust, or to adopt new Bylaws unless (i) specifically authorized to do so by a resolution duly adopted by the Board of Trust Managers, or (ii) any Bylaw duly adopted as herein provided expressly vests authority in the shareholders of the Trust to amend or repeal any such Bylaw, or provides that any such Bylaw may not be amended or appealed without such approval of the shareholders of the Trust as may be therein provided.


                                  ARTICLE VIII

                   LIMITATION OF LIABILITY OF TRUST MANAGERS

         No Trust Manager of the Trust shall be liable to the Trust for any act, omission, loss, damage, or expense arising from the performance of his duty under the Trust save only for his own willful misfeasance or willful malfeasance or gross negligence.

         In addition to, and in no respect whatsoever in limitation of, the foregoing, the liability of each Trust Manager of the Trust for monetary damages shall be eliminated to the fullest extent permitted under the laws of the State of Texas, as the same exist or may be hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits broader elimination or limitation of liability of a Trust Manager than said law permitted prior to such amendment), and no Trust Manager of the Trust shall be liable to the Trust or its shareholders for monetary damages except to the extent, and only to the extent, such elimination or limitation of liability is expressly prohibited under the laws of the State of Texas, as the same exist or may be hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits broader elimination or limitation of liability of a Trust Manager than said law permitted prior to such amendment). If after the date hereof the laws of the State of Texas are amended to authorize broader elimination or limitation of liability of a Trust Manager, upon the effective date of such amendment the liability of a Trust Manager shall without further act also be eliminated and limited to such broader extent to the fullest extent not prohibited by the laws of the State of Texas as so amended. The provisions of this Article VIII shall be deemed to be a contract with each Trust Manager of the Trust who serves as such at any time while such provisions are in effect, and each such Trust Manager shall be deemed to be serving as such in reliance on the provisions of this Article VIII. No repeal or amendment of this Declaration of Trust shall adversely affect any right or any elimination or limitation of liability of a Trust Manager existing at the time of the repeal or amendment.

                                   ARTICLE IX

                                INDEMNIFICATION

         Each person who is or was or who agrees to become a Trust Manager or officer of the Trust, or each person who, while a Trust Manager of the Trust, is or was serving or who agrees to serve, at the request of the Trust, as a Trust Manager, director, officer, partner, joint venturer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Trust, and shall be entitled to have paid on his behalf or be reimbursed for reasonable expenses in advance of final disposition of a proceeding, in accordance with the Bylaws of the Trust, to the full extent permitted from time to time by the Texas REIT Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Trust to provide broader indemnification rights than said law permitted the Trust to provide prior to such amendment) or any other applicable laws presently or hereafter in effect. The Trust shall have the power, with the approval of the Board of Trust Managers, to provide such indemnification and advancement of expenses to any employee or agent of the Trust, in accordance with the Bylaws of the Trust. Without limiting the generality or the effect of the foregoing, the Trust may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article IX.
Any amendment or repeal of this Article IX shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal and shall not adversely affect any right or protection then existing pursuant to any such indemnification agreement.

                                   ARTICLE X

                                   AMENDMENT

         The Trust reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in its Declaration of Trust and any other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, trust managers or any other persons whomsoever by and pursuant to this Declaration of Trust in its present form or as hereafter amended are granted subject to the rights reserved in this Article X; provided, however, that any amendment or repeal of Articles VIII, IX or this Article X of this Declaration of Trust shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal; and provided further that Article XI or Article XII of this Declaration of Trust may be amended only upon the affirmative vote of 80% of the votes entitled to be cast by outstanding voting shares of the Trust, voting together as a single class.

                                   ARTICLE XI

                          SPECIAL VOTING REQUIREMENTS


         SECTION 11.1  DEFINITIONS.

         (A) In General. In this Article XI, the following words have the meanings indicated.

         (B) Affiliates. "Affiliate," including the term "affiliated person," means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

         (C) Associate. "Associate," when used to indicate a relationship with any person, means:

                 (1) Any corporation or organization (other than the corporation or a subsidiary of the corporation) of which such person is an officer, director, or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities;

                 (2) Any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

                 (3) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its affiliates.

         (D) Beneficial Owner. "Beneficial owner," when used with respect to any voting shares, means a person:

                 (1) That, individually or with any of its affiliates or associates, beneficially owns voting shares, directly or indirectly; or

                 (2) That, individually or with any of its affiliates or associates, has:

                          (i) The right to acquire voting shares (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

                          (ii) The right to vote voting shares pursuant to any agreement, arrangement, or understanding; or

                 (3) That has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such voting shares.

         (E)     Business Combination.  "Business combination" means:

                 (1) Unless the merger, consolidation, or share exchange does not alter the contract rights of the shares as expressly set forth in the Declaration of Trust or change or convert in whole or in part the outstanding shares of beneficial interest of the Trust, any merger, consolidation, or share exchange of the Trust or any subsidiary with (i) any interested shareholder or
(ii) any other corporation (whether or not itself an interested shareholder) which is, or after the merger, consolidation, or share exchange would be, an affiliate of an interested shareholder that was an interested shareholder prior to the transaction;

                 (2) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business or pursuant to a dividend or any other method affording substantially proportionate treatment to the holders of voting shares, in one transaction or a series of transactions in any 12-month period, to any interested shareholder or any affiliate of any interested shareholder (other than the Trust or any of its subsidiaries) of any assets of the Trust or any subsidiary having, measured at the time the transaction or transactions are approved by the board of Trust Managers of the Trust, an aggregate book value as of the end of the Trust's most recently ended fiscal quarter of 10 percent or more of the total market value of the outstanding shares of the Trust or of its net worth as of the end of its most recently ended fiscal quarter;

                 (3) The issuance or transfer by the Trust, or any subsidiary, in one transaction or a series of transactions, of any equity securities of the Trust or any subsidiary which have an aggregate market value of 5 percent or more of the total market value of the outstanding shares of the Trust to any interested shareholder or any affiliate of any interested shareholder (other than the Trust or any subsidiary) except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Trust's voting shares or any other method affording substantially proportionate treatment to the holders of voting shares;

                 (4) The adoption of any plan or proposal for the liquidation or dissolution of the Trust in which anything other than cash will be received by an interested shareholder or any affiliate of any interested shareholder;

                 (5) Any reclassification of securities (including any reverse share split), or recapitalization of the Trust, or any merger, consolidation, or share exchange of the Trust with any subsidiary which has the effect, directly or indirectly, in one or a series of transactions, of increasing by 5 percent or more of the total number of outstanding shares, the proportionate amount of the outstanding shares of any class of equity securities of the Trust or any subsidiary which is directly or indirectly owned by any interested shareholder or any affiliate of any interested shareholder; or

                 (6) The receipt by any interested shareholder or any affiliate of any interested shareholder (other than the Trust or any subsidiary) of the benefit, directly or indirectly (except proportionately as a shareholder), of any loan, advance, guarantee, pledge, or other financial assistance or any tax credit or other tax advantage provided by the Trust or any of its subsidiaries.

         (F) Common Shares. "Common shares" means any shares other than preferred or preference shares.

         (G) Control. "Control", including the terms "controlling", "controlled by" and "under common control with", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the beneficial ownership of 10 percent or more of the votes entitled to be cast by the Trust's voting shares creates a presumption of control.

         (H) Corporation. "Corporation" includes a real estate investment trust.

         (I)     Equity Security.  "Equity security" means:

                 (1) Any stock or similar security, share of beneficial interest, certificate of interest, or participation in any profit sharing agreement, voting trust certificate, or certificate of deposit for an equity security;

                 (2) Any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase any equity security; or

                 (3) Any put, call, straddle, or other option or privilege of buying an equity security from or selling an equity security to another without being bound to do so.

         (J) Interested Shareholder. "Interested shareholder" means any person (other than the Trust or any subsidiary) that:

                 (1)      (i)     Is the beneficial owner, directly or
         indirectly, of 10 percent or more of the voting power of the outstanding voting shares of the Trust; or

                          (ii) Is an affiliate or associate of the Trust and at any time within the 2 year period immediately prior to the date in question was the beneficial owner, directly or indirectly, or 10 percent or more of the voting power of the then outstanding voting shares of the Trust.

                 (2) For the purpose of determining whether a person is an interested shareholder, the number of voting shares deemed to be outstanding shall include shares deemed owned by the person through application of subsection (D) of this section but may not include any other voting shares which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (K)     Market Value.  "Market value" means:

                 (1) In the case of shares, the highest closing sale price during the 30 day period immediately preceding the date in question of such a share on the composite tape for New York Stock Exchange-listed stocks, or, if such shares are not quoted on the composite tape, on the New York Stock Exchange, or, if such shares are not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such shares are listed, or, if such shares are not listed on any such exchange, the highest closing bid quotation with respect to such a share during the 30 day period preceding the date in question on The Nasdaq Stock Market, or any other nationally recognized automated quotation system then in use, or, if no such quotations are available, the fair market value on the date in question of such a share as determined by the Board of Trust Managers of the Trust in good faith; and

                 (2) In the case of property other than cash or shares, the fair market value of such property on the date in question as determined by the Board of Trust Managers of the Trust in good faith.

         (L) Subsidiary. "Subsidiary" means, unless the context indicates otherwise, any Corporation of which voting stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Trust.

         (M) Voting Shares. "Voting shares" means shares of beneficial interest of the Trust entitled to vote generally in the election of Trust Managers.

         SECTION 11.2  VOTING REQUIREMENTS.

         (A) Unless an exemption under Section 11.3(C) or (D) of this Article applies, the Trust may not engage in any business combination with any interested shareholder or any affiliate of the interested shareholder for a period of 5 years following the most recent date on which the interested shareholder became an interested shareholder.

         (B) Unless an exemption under Section 11.3 of this Article applies, in addition to any vote otherwise required by law or this Declaration of Trust, a business combination that is not prohibited by subsection (A) of this Section 11.2 shall be recommended by the board of Trust Managers and approved by the affirmative vote of at least:

                 (1) 80 percent of the votes entitled to be cast by outstanding voting shares of the Trust, voting together as a single voting group; and

                 (2) Two-thirds of the votes entitled to be cast by holders of voting shares other than voting shares held by the interested shareholder who will (or whose affiliate will) be a party to the business combination or by an affiliate or associate of the interested shareholder, voting together as a single voting group.

         SECTION 11.3  WHEN VOTING REQUIREMENT NOT APPLICABLE

         (A)     For purposes of this Section 11.3:

                 (1) "Announcement date" means the first general public announcement of the proposal or intention to make a proposal of the business combination or its first communication generally to shareholders of the Trust, whichever is earlier,

                 (2) "Determination date" means the most recent date on which the interested shareholder became an interested shareholder, and

                 (3)      "Valuation date" means:

                          (i) For a business combination voted upon by shareholders, the latter of the day prior to the date of the shareholders' vote or the day 20 days prior to the consummation of the business combination; and

                          (ii) For a business combination not voted upon by shareholders, the date of the consummation of the business combination.

         (B) The vote required by Section 11.2(B) of this Article does not apply to a business combination as defined in Section 11.1(E)(1) of this
Article if each of the following conditions is met:

                 (1) The aggregate amount of the cash and the market value as of the valuation date of consideration other than cash to be received per share by holders of common shares in such business combination is at least equal to the highest of the following:

                          (i) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested shareholder for any common shares of the same class or series acquired by it within the 5-year period immediately prior to the announcement date of the proposal of the business combination, plus an amount equal to interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the valuation date at the rate for 1-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per common share from the earliest date through the valuation date, up to the amount of the interest; or

                          (ii) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested shareholder for any common shares of the same class or series acquired by it on, or within the 5-year period immediately before, the determination date, plus an amount equal to interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the valuation date at the rate for 1-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per common share from the earliest date through the valuation date, up to the amount of the interest; or

                          (iii) The market value per common share of the same class or series on the announcement date, plus an amount equal to interest compounded annually from that date through the valuation date at the rate for 1-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per common share from that date through the valuation date, up to the amount of the interest; or

                          (iv) The market value per common share of the same class or series on the determination date, plus an amount equal to interest compounded annually from that date through the valuation date at the rate for 1-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per common share from that date through the valuation date, up to the amount of the interest; or

                          (v) The price per share equal to the market value per common share of the same class or series on the announcement date or on the determination date, whichever is higher, multiplied by the fraction of:

                                  1.        The highest per share price
                 (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested shareholder for any common shares of the same class or series acquired by it within the 5-year period immediately prior to the announcement date, over

                                  2.        The market value per common share
                 of the same class or series on the first day in such 5-year period on which the interested shareholder acquired any common shares.

                 (2) The aggregate amount of the cash and the market value as of the valuation date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding shares other than common shares in the business combination is at least equal the highest of the following (whether or not the interested shareholder has previously acquired any shares of the particular class or series):

                          (i) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested shareholder for any shares of such class or series acquired by it within the 5-year period immediately prior to the announcement date of the proposal of the business combination, plus an amount equal to interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the valuation date at the rate for 1-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per share of the class or series from the earliest date through the valuation date, up to the amount of the interest; or

                          (ii) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested shareholder for any shares of such class or series acquired by it on, or within the 5-year period immediately prior to, the determination date, plus an amount equal to interest compounded annually from the earliest date on which highest per share acquisition price was paid through the valuation date at the rate for 1-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per share of the class or series from the earliest date through the valuation date, to the amount of the interest; or

                          (iii) The highest preferential amount per share to which the holders of shares of such class or series are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust; or

                          (iv) The market value per share of such class or series on the announcement date, plus an amount equal to interest compounded annually from that date through the valuation date at the rate for 1-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per share of the class or series from that date through the valuation date, up to the amount of the interest; or

                          (v) The market value per share of such class or series on the determination date, plus an amount equal to interest compounded annually from that date through the valuation date at the rate for 1-year United States Treasury obligations from time to time in effect, less aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per share of the class or series from that date through the valuation date, up to the amount of the interest; or

                          (vi) The price per share equal to the market value per share of such class or series on the announcement date or on the determination date, whichever is higher, multiplied by the fraction of:

                                  1.        The highest per share price
                 (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested shareholder for any shares of any class of voting shares acquired by it within the 5-year period immediately prior to the announcement date, over

                                  2.        The market value per share of the
                 same class of voting shares on the first day in such 5-year period on which the interested shareholder acquired any shares of the same class of voting shares.

                 (3) The consideration to be received by holders of any class or series of outstanding shares is to be in cash or in the same form as the interested shareholder has previously paid for shares of the same class or series. If the interested shareholder has paid for shares of any class or series with varying forms of consideration, the form of consideration for such class or series shall be either cash or the form used to acquire the largest number of shares of such class or series previously acquired by it.

                 (4)      (i)     After the determination date and prior to the
                          consummation of such business combination:

                                  1. There shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) on any outstanding preferred shares of the Trust;

                                  2.        There shall have been:

                                        A.              No reduction in the
                          annual rate of dividends paid on any class or series of shares of the Trust that are not preferred shares (except as necessary to reflect any subdivision of the shares); and

                                        B.              An increase in such
                          annual rate of dividends as necessary to reflect any reclassification (including any reverse share split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares; and

                                  3.        The interested shareholder did not
                 become the beneficial owner of any additional shares of the Trust except as part of the transaction which resulted in such interested shareholder becoming an interested shareholder or by virtue of proportionate share splits or share dividends.

                          (ii) The provisions of sub-paragraphs 1. and 2. of subparagraph 4(i) above do not apply if no interested shareholder or an affiliate or associate of the interested shareholder voted as a Trust Manager of the Trust in a manner inconsistent with such sub-subparagraphs and the interested shareholder, within 10 days after any act or failure to act inconsistent with such sub-subparagraphs, notifies the board of Trust Managers of the Trust in writing that the interested shareholder disapproves thereof and requests in good faith that the board of Trust Managers rectify such act or failure to act.

         (C)     (1)      The provisions of Section 11.2 of this Article do not
apply to business combinations that specifically, generally, or generally by types, as to specifically identified or unidentified existing or future interested shareholders or their affiliates, which have been approved or exempted therefrom, in whole or in part, by resolution of the board of Trust Managers of the Trust if involving transactions with a particular interested shareholder or its existing or future affiliates, at any time prior to the determination date.

                 (2) Unless by its terms a resolution adopted under this subsection is made irrevocable, it may be altered or repealed by the board of Trust Managers, but this shall not affect any business combinations that have been consummated, or are the subject of an existing agreement entered into, prior to the alteration or repeal.

         (D) The provisions of Section 11.2 of this Article do not apply to any business combination of the Trust with an interested shareholder that became an interested shareholder inadvertently, if the interested shareholder:
(1) as soon as practicable (but not more than 10 days after the interested shareholder knew or should have known it had become an interested shareholder) divests itself of a sufficient amount of the voting shares of the Trust so that it no longer is the beneficial owner, directly or indirectly, of 10 percent or more of the outstanding voting shares of the Trust; and (2) would not at any time within the 5-year period preceding the announcement date with respect to the business combination have been an interested shareholder except by inadvertence.


                                  ARTICLE XII

                    VOTING RIGHTS OF CERTAIN CONTROL SHARES

         SECTION 12.1  DEFINITIONS

         (A) In this Article XII, the following words have the meanings indicated.

         (B) "Acquiring person" means a person who makes or proposes to make a control share acquisition.

         (C) "Associate," when used to indicate a relationship with any person, means:

         (1)      An "associate" as defined in Section 11.1(C) of Article XI; or

                 (2)      A person that:

                          (i) Directly or indirectly controls, or is controlled by, or is under common control with, the person specified; or

                          (ii)    Is acting or intends to act jointly or in
concert with the person specified.

         (D)     (1)      "Control shares" means shares of beneficial interest
that, except for this Article, would, if aggregated with all other shares of beneficial interest of the Trust (including shares the acquisition of which is excluded from the definition of "control share acquisition" in subsection
(E)(2) of this section) owned by a person or in respect of which that person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that person, directly or indirectly, to exercise or direct the exercise of the voting power of shares of beneficial interest of the Trust in the election of Trust Managers within any of the following ranges of voting power:

                          (i) One-fifth or more, but less than one-third of all voting power,

                          (ii) One-third or more, but less than a majority of all voting power, or

                          (iii)   A majority or more of all voting power.

                 (2) "Control shares" includes shares of beneficial interest of the Trust only to the extent that the acquiring person, following the acquisition of the shares, is entitled, directly or indirectly, to exercise or direct the exercise of voting power within any level of voting power set forth in this section for which approval has not been obtained previously under
Section 12.2 of this Article.

         (E)     (1)      "Control share acquisition" means the acquisition,
directly or indirectly, by any person, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares.

                 (2) "Control share acquisition" does not include the acquisition of shares:

                          (i)     Under the laws of descent and distribution;

                          (ii) Under the satisfaction of a pledge or other security interest charged created in good faith and not for the purpose of circumventing this Article; or

                          (iii) Under a merger, consolidation, or share exchange if the Trust is a party to the merger, consolidation, or share exchange.

                 (3) Unless the acquisition entitles any person, directly or indirectly, to exercise or direct the exercise of voting power in the election of Trust Managers in excess of the range of voting power previously authorized or attained under an acquisition that is exempt under paragraph (2) of this subsection, "control share acquisition" does not include the acquisition of shares of the Trust in good faith and not for the purpose of circumventing this Article by or from:

                          (i)     Any person whose voting rights have
         previously been authorized by shareholders in compliance with this Article; or

                          (ii) Any person whose previous acquisition of shares of beneficial interest of the Trust would have constituted a control share acquisition but for paragraph (2) of this subsection.

         (F) "Interested shares" means shares of beneficial interest of the Trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of beneficial interest of the Trust in the election of Trust Managers:

                 (1)      An acquiring person;

                 (2)      An officer of the Trust; or

                 (3) An employee of the Trust who is also a Trust Manager of the Trust.

         (G)     "Corporation" includes a real estate investment trust.

         (H)     "Person" includes an associate of the person.

         SECTION 12.2  VOTING RIGHTS

         (A) Approval by Shareholders. Control shares of the Trust acquired in a control share acquisition have no voting rights except to the extent approved by the shareholders at a meeting held under Section 12.4 of this Article by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

         (B)     Acquisition of Shares; Voting Power.  For the purposes of
Section 12.1(D) of this Article:

                 (1) Shares acquired within 90 days or shares acquired under a plan to make a control share acquisition are considered to have been acquired in the same acquisition; and

                 (2)      A person may not be deemed to be entitled to exercise
or direct the exercise of voting       power with respect to shares held for
the benefit of others if the person:

                          (i) Is acting in the ordinary course of business, in good faith and not for the purpose of circumventing the provisions of this section; and

                          (ii) Is not entitled to exercise or to direct the exercise of the voting power of the shares unless the person first seeks to obtain the instruction of another person.

         SECTION 12.3  ACQUIRING PERSON STATEMENT

         Any person who proposes to make or who has made a control share acquisition may deliver an acquiring person statement to the Trust at the Trust's principal office. The acquiring person statement shall set forth all of the following:

                 (1) The identity of the acquiring person and each other member of any group of which the person is a part for purposes of determining control shares;

                 (2) A statement that the acquiring person statement is given under this Article;

                 (3) The number of shares of the Trust owned (directly or indirectly) by the acquiring person and each other member of any group;

                 (4)      The applicable range of voting power as set forth in
Section 12.1(D) of this Article; and

                 (5)      The control share acquisition has not occurred:

                          (i) A description in reasonable detail of the terms of the proposed control share acquisition; and

                          (ii) Representations of the acquiring person, together with a statement in reasonable detail of the facts on which they are based, that:

                                  1.        The proposed control share
                 acquisition, if consummated, will not be contrary to law;
                 and

                                  2.        The acquiring person has the
                 financial capacity, through financing to be provided by the acquiring person and any additional specified sources of financing required under Section 12.5 of this Article, to make the proposed control share acquisition.

         SECTION 12.4  SPECIAL MEETING

         (A)     Request by Acquiring Person.  Except as provided in Section
12.5 of this Article, if the acquiring person requests, at the time of delivery of an acquiring person statement, and gives a written undertaking to pay the Trust's expenses of a special meeting, except the expenses of opposing approval of the voting rights, within 10 days after the day on which the Trust receives both the request and undertaking, the Trust Managers of the Trust shall call a special meeting of shareholders of the Trust for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition.

         (B) Bond. The Trust may require the acquiring person to give bond, with sufficient surety, to reasonably assure the Trust that this undertaking will be satisfied.

         (C) Time for Meeting. Unless the acquiring person agrees in writing to another date, the special meeting of shareholders shall be held within 50 days after the day on which the Trust has received both the request and the undertaking.

         (D) Delay at Request of Acquiring Person. If the acquiring person makes a request in writing at the time of delivery of the acquiring person statement, the special meeting may not be held sooner than 30 days after the day on which the Trust receives the acquiring person statement.

         (E)     In Absence of Request.     (1) If no request is made under
subsection (A) of this Section, the issue of the voting rights to be accorded the shares acquired in the control shares acquisition may, at the option of the Trust, be presented for consideration at any meeting of shareholders.

                 (2) If no request is made under subsection (A) of this Section and the Trust proposes to present the issue of the voting rights to be accorded the shares acquired is a control share acquisition for consideration at any meeting of shareholders, the Trust shall provide the acquiring person with written notice of the proposal not less than 20 days before the date on which notice of the meeting is given.

         SECTION 12.5  CALLS

         A call of a special meeting of shareholders of the Trust is not required to be made under Section 12.4(A) of this Article unless, at the time of delivery of an acquiring person statement under Section 12.3 of this Article, the acquiring person has:

                 (1) Entered into a definitive financing agreement or agreements with one or more responsible financial institutions or other entities that have the necessary financial capacity, providing for any amount of financing of the control share acquisition not to be provided by the acquiring person; and

                 (2)      Delivered a copy of the agreements to the Trust.

         SECTION 12.6  NOTICE OF MEETING.

         (A) In General. If a special meeting of shareholders is requested, notice of the special meeting shall be given as promptly as reasonably practicable by the Trust to all shareholders of record as of the record date set for the meeting, whether or not the shareholder is entitled to vote at the meeting.

         (B) Contents. Notice of the special or annual meeting of shareholders at which the voting rights are to be considered shall include or be accompanied by the following:

                 (1) A copy of the acquiring person statement delivered to the Trust under Section 12.3 of this Article; and

                 (2) A statement by the board of Trust Managers of the Trust setting forth the position or recommendation of the board, or stating that the board is taking no position or making no recommendation, with respect to the issue of voting rights to be accorded the control shares.

         SECTION 12.7  REDEMPTION RIGHTS.

         (A) Upon delivery of acquiring person statement. If an acquiring person statement has been delivered on or before the 10th day after the control share acquisition, the Trust at its option, shall have the right to redeem any or all control shares, except control shares for which voting have been previously approved under Section 12.2 of this Article, at any time during a 60-day period commencing on the day of a meeting at which voting rights are considered under Section 12.4 of this Article and are not approved.

         (B) In absence of delivery of acquiring person statement. In addition to the redemption rights authorized under subsection (A) of this Section, if an acquiring person statement has not been delivered on or before the 10th day after the control share acquisition, the Trust, at its option, shall have the right to redeem any or all control shares, except control shares for which voting rights have been previously approved under Section 12.2 of this Article, at any time during a period commencing on the 11th day after the control share acquisition and ending 60 days after a statement has been delivered.

         (C) Fair value. Any redemption of control shares under this section shall be at the fair value of the shares. For purposes of this section, "fair value" shall be determined:

                 (1) As of the date of the last acquisition of control shares by the acquiring person in a control share acquisition or, if a meeting is held under Section 12.4 of this Article, as of the date of the meeting; and

                 (2) Without regard to the absence of voting rights for the control shares.

         SECTION 12.8  STATUS AS DISSENTING SHAREHOLDERS.

         (A) In General. Before a control share acquisition has occurred, if voting rights for control shares are approved at a meeting held under
Section 12.4 of this Article and the acquiring person is entitled to exercise or direct the exercise of a majority or more of all voting power, all shareholders of the Trust (other than the acquiring person) have the rights of dissenting shareholders as provided in Section 25.10 of the Texas REIT Act.

         (B) Trust Deemed Successor. For purposes of applying the provisions of the Texas REIT Act to shareholders under this Section 12.8, the Trust shall be deemed to be a successor in a merger and the date of the most recent approval of voting rights referred to in subsection (A) of this Section shall be deemed to be the date of filing of articles of merger for record as therein provided.

         (C)     Status To Be Contained In Notice.  The notice required by
Section 12.6 of this Article shall also state that shareholders (other than the acquiring person) are entitled to the rights of dissenting shareholders under the Texas REIT Act and shall include a copy the applicable provisions thereof.

         (D) Application of Texas REIT Act. For purposes of applying the provisions of Sections 25.10 through 25.30 of the Texas REIT Act to this
Section:

                 (1) "Fair value" may not be less than the highest price per share paid by the acquiring person in the control share acquisition;

                 (2)      Section 25.10(B) and the first two sentences of
Section 25.20(1)(a) of the Texas REIT Act do not apply; and

                 (3) There shall be no requirement that the dissenting shareholder shall not have voted in favor of the action.


         IN WITNESS WHEREOF, the undersigned President does hereby execute this Restated Declaration of Trust as of the 17th day of January, 1997.


                               CRESCENT REAL ESTATE EQUITIES COMPANY


                               By: /s/ GERALD W. HADDOCK
                                   -----------------------------
                                   Name:  Gerald W. Haddock
                                   Title: President


STATE OF TEXAS            )
                          )
COUNTY OF TARRANT         )

         This instrument was ACKNOWLEDGED before me on January 17, 1997, by GERALD W. HADDOCK, President of Crescent Real Estate Equities Company, a Texas real estate investment trust, on behalf of said real estate investment trust.


                                          /s/ OSCAR FLORES
                                          -----------------------------------
                                          Notary Public - State of Texas
My Commission Expires:
                                          /s/ OSCAR FLORES
9-28-97                                   -----------------------------------
-------------------                       Printed Name of Notary Public


                                          [SEAL]

                      CRESCENT REAL ESTATE EQUITIES COMPANY

                            AMENDMENTS TO ARTICLE VI

                                       OF

                    RESTATED DECLARATION OF TRUST, AS AMENDED


     The text of each of the proposed amendments is set forth below.

     RESOLVED, that paragraph (A) of Section 6.4 of the Company's Restated Declaration of Trust, as amended, is hereby amended to read as follows:

         "Existing Holder Limit" shall mean initially 8.0 percent of the outstanding Common Shares of the Trust, or, from and after the date hereof, such other percentage of the outstanding Common Shares of the Trust as the Board of Trust Managers may establish from time to time pursuant to the authority expressly vested in the Board of Trust Managers in paragraph J or K of this Section 6.4, subject to the limitations contained in paragraph L of this Section 6.4. For purposes of the application of the Existing Holder Limit, the Existing Holder shall be deemed to own the sum of (a) the Common Shares Beneficially or Constructively Owned by the Existing Holder and (b) the Common Shares the Existing Holder would Beneficially or Constructively Own upon exercise of any conversion right, option or other right (without regard to any temporal restrictions on the exercise thereof) to directly or indirectly Acquire Beneficial or Constructive Ownership of Common Shares. For purposes of determining the Existing Holder Limit, the Common Shares outstanding shall be deemed to include the maximum number of shares that the Existing Holder may Beneficially and Constructively Own pursuant to any conversion right, option or other right (without regard to any temporal restrictions on the exercise thereof). From and after the date hereof and prior to the Restriction Termination Date, the Secretary of the Trust, or such other person as shall be designated by the Board of Trust Managers, shall maintain and, upon request, make available to the Existing Holder or the Board of Trust Managers, a schedule which sets forth the then-current Existing Holder Limit.



     RESOLVED, that paragraph (K) of Section 6.4 of the Company's Restated Declaration of Trust, as amended, is hereby amended to read as follows:


(K) Increase in Common Shares Ownership Limit or Existing Holder Limit. Subject to the limitations contained in paragraph L of this Section 6.4, the Board of Trust Managers is hereby expressly vested with the full power and authority from time to time to increase the Common Shares Ownership Limit or the Existing Holder Limit, or both. No such increase shall constitute or be deemed to constitute an amendment of this Declaration of Trust, and shall take effect automatically without any action on the part of any shareholder as of the date specified by the Board of Trust Managers that is subsequent to the Board resolution approving and effecting such increase.



     FURTHER RESOLVED, that subparagraph (4) of paragraph (L) of Section 6.4 of the Company's Restated Declaration of Trust, as amended, is hereby amended to read as follows:

(L)      Limitations on Modifications.

         (4) The Existing Holder Limit may not be increased to a percentage that is greater than 9.5 percent. The Existing Holder Limit also may not be increased, and no additional ownership limitations may be created if, after giving effect to such increase or creation the Trust would be "closely held" within the meaning of Section 856(h) of the Code (assuming ownership of Equity Shares by all Persons (other than the Existing Holder) equal to the greatest of (i) the actual ownership, (ii) the Beneficial Ownership of Equity Shares by each Person, or (iii) the applicable Ownership Limit with respect to such Person, and assuming the ownership by the Existing Holder of Common Shares equal to the Existing Holder Limit and shares of any series of Preferred Shares equal to the Preferred Shares Ownership Limit).